Exhibit 99.1

NEWS RELEASE

Evergy Announces Second Quarter 2024 Results, Declares Quarterly Dividend and Reaffirms 2024 Guidance

•	Second Quarter 2024 GAAP EPS of $0.90, compared to $0.78 in 2023

•	Second Quarter 2024 Adjusted EPS (Non-GAAP) of $0.90, compared to $0.81 in 2023

•	Declares quarterly dividend of $0.6425 per share

•	Reaffirms 2024 GAAP and Adjusted (Non-GAAP) EPS guidance of $3.73 to $3.93

KANSAS CITY, MO., August 9, 2024 – Evergy, Inc. (NASDAQ: EVRG) today announced second quarter 2024 GAAP earnings of $207.0 million, or $0.90 per share, compared to GAAP earnings of $179.1 million, or $0.78 per share, for the second quarter 2023.

Evergy’s second quarter 2024 adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $207.0 million and $0.90, respectively, compared to $186.1 million and $0.81 in 2023. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial table included in this release.

Second quarter 2024 adjusted earnings (non-GAAP) per share were higher than last year due primarily to warmer than normal weather, growth in weather-normalized demand, new retail rates and higher transmission margin, partially offset by higher operation and maintenance expense, higher depreciation and amortization expense and higher interest expense.

“The overall economic development pipeline remains robust in both Kansas and Missouri. Our focus on affordability and regional rate competitiveness is an important contributor to this large pipeline and provides a foundation of support for the tremendous potential in our states. We are very excited to work with these potential customers as they consider our region, building on our successes with the Panasonic electric vehicle battery manufacturing plant and the Meta and Google data centers,” said David Campbell, Evergy chairman and chief executive officer. “Following solid performance in the second quarter, we remain on track to meet our expectations for the year.”

Earnings Guidance

The Company reaffirmed its 2024 GAAP EPS guidance range of $3.73 to $3.93, along with its 2024 adjusted EPS (non-GAAP) guidance range of $3.73 to $3.93. Additionally, the Company reaffirmed its long-term adjusted EPS (non-GAAP) annual growth target of 4% to 6% through 2026 off the original $3.65 midpoint of 2023 adjusted EPS guidance. Adjusted EPS (non-GAAP) guidance is reconciled to GAAP EPS guidance in the financial table included in this release.

Dividend Declaration

The Board of Directors declared a dividend on the Company’s common stock of $0.6425 per share payable on September 20, 2024. The dividends are payable to shareholders of record as of August 20, 2024.

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Earnings Conference Call

Evergy management will host a conference call Friday, August 9, with the investment community at 9:00 a.m. ET (8:00 a.m. CT). To view the webcast and presentation slides, please go to investors.evergy.com. To access via phone, investors and analysts will need to register using this link where they will be provided a phone number and access code.

This earnings announcement, a package of detailed second quarter financial information, the Company’s quarterly report on Form 10-Q for the period ended June 30, 2024, and other filings the Company has made with the Securities and Exchange Commission are available on the Company’s website at http://investors.evergy.com.

Adjusted Earnings (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)

Management believes that adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are representative measures of Evergy’s recurring earnings, assist in the comparability of results and are consistent with how management reviews performance.

Evergy’s adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) for the three months ended and year to date June 30, 2024 were $207.0 million or $0.90 per share and $331.7 million or $1.44 per share, respectively. For the three months ended and year to date June 30, 2023, Evergy’s adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) were $186.1 million or $0.81 per share and $322.2 million or $1.40 per share, respectively.

In addition to net income attributable to Evergy, Inc. and diluted EPS, Evergy’s management uses adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) to evaluate earnings and EPS without:

i.	the mark-to-market impacts of economic hedges related to Evergy Kansas Central’s 8% ownership share of JEC;

ii.	the costs resulting from non-regulated energy marketing margins from the February 2021 winter weather event; and

iii.

the second quarter 2023 recognition of a regulatory liability for the refund to customers of revenues previously collected since October 2019 for costs related to an electric subdivision rebate program to be refunded to customers in accordance with a June 2020 KCC order.

Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are intended to aid an investor’s overall understanding of results. Management believes that adjusted earnings (non-GAAP) provides a meaningful basis for evaluating Evergy’s operations across periods because it excludes certain items that management does not believe are indicative of Evergy’s ongoing performance or that can create period to period earnings volatility.

Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board. Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies’ presentations or more useful than the GAAP information provided elsewhere in this report.

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Evergy, Inc

Consolidated Earnings and Diluted Earnings Per Share

(Unaudited)

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Three Months Ended June 30	2024		2023
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$207.0	$0.90	$179.1	$0.78
Non-GAAP reconciling items:
Mark-to-market impact of JEC economic hedges, pre-tax(a)	—	—	6.4	0.03
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(b)	—	—	0.1	—
Electric subdivision rebate program costs refund, pre-tax(c)	—	—	2.6	0.01
Income tax benefit(d)	—	—	(2.1)	(0.01)

Adjusted earnings (non-GAAP)	$207.0	$0.90	$186.1	$0.81

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Year to Date June 30	2024		2023
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$329.7	$1.43	$321.7	$1.40
Non-GAAP reconciling items:
Mark-to-market impact of JEC economic hedges, pre-tax(a)	2.6	0.01	(2.0)	(0.01)
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(b)	—	—	0.2	—
Electric subdivision rebate program costs refund, pre-tax(c)	—	—	2.6	0.01
Income tax benefit(d)	(0.6)	—	(0.3)	—

Adjusted earnings (non-GAAP)	$331.7	$1.44	$322.2	$1.40

(a)

Reflects mark-to-market gains or losses related to forward contracts for natural gas and electricity entered into as economic hedges against fuel price volatility related to Evergy Kansas Central’s 8% ownership share of JEC that are included in operating revenues on the consolidated statements of comprehensive income.

(b)

Reflects non-regulated energy marketing incentive compensation costs related to the February 2021 winter weather event that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(c)

Reflects the second quarter 2023 recognition of a regulatory liability for the refund to customers of revenues previously collected since October 2019 for costs related to an electric subdivision rebate program to be refunded to customers in accordance with a June 2020 KCC order that are included in operating revenues on the consolidated statements of comprehensive income.

(d)	Reflects an income tax effect calculated at a statutory rate of approximately 22%.

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GAAP to Non-GAAP Earnings Guidance

	Original 2023 Earnings per Diluted Share Guidance	2024 Earnings per Diluted Share Guidance
Net income attributable to Evergy, Inc.	$3.55 – $3.75	$3.73 – $3.93
Non-GAAP reconciling items:
—	—	—

Adjusted earnings (non-GAAP)	$3.55 – $3.75	$3.73 – $3.93

About Evergy

Evergy, Inc. (NASDAQ: EVRG) serves 1.7 million customers in Kansas and Missouri. Evergy’s mission is to empower a better future. Our focus remains on producing, transmitting and delivering reliable, affordable, and sustainable energy for the benefit of our stakeholders. Today, about half of Evergy’s power comes from carbon-free sources, creating more reliable energy with less impact to the environment. We value innovation and adaptability to give our customers better ways to manage their energy use, to create a safe, diverse and inclusive workplace for our employees, and to add value for our investors. Headquartered in Kansas City, our employees are active members of the communities we serve.

For more information about Evergy, visit us at http://investors.evergy.com.

Forward Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Evergy’s strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Evergy Companies are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity and natural gas in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of future pandemic health events on, among other things, sales, results of operations, financial position, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of the Evergy Companies’ employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by

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regional transmission organizations (RTO) and independent system operators; financial market conditions and performance, disruptions in the banking industry, including volatility in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks, acts of war and other disruptions to the Evergy Companies’ facilities or information technology infrastructure or the facilities and infrastructure of third party service providers on which the Evergy Companies rely; impact of geopolitical conflicts on the global energy market, including the ability to contract for non-Russian sourced uranium; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; impacts of tariffs; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies’ ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, wages, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy’s strategic plan, financial results or operations; the impact of changing expectations and demands of the Evergy Companies’ customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained in the Evergy Companies’ other filings with the Securities and Exchange Commission (SEC). Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Evergy Companies with the SEC. New factors emerge from time to time, and it’s not possible for the Evergy Companies to predict all such factors, nor can the Evergy Companies assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:	Media Contact:
Pete Flynn	Gina Penzig
Director, Investor Relations	Director, Corporate Communications
Phone: 816-652-1060	Phone: 785-508-2410
Peter.Flynn@evergy.com	Gina.Penzig@evergy.com
Media line: 888-613-0003

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